AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1998
                                          REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ALLIANCE PHARMACEUTICAL CORP.
             (Exact name of registrant as specified in its charter)

                 New York                       14-1644018
                (State or other              (I.R.S. Employer
                jurisdiction of               Identification Number)
                incorporation
                or organization

                             3040 SCIENCE PARK ROAD
                               SAN DIEGO, CA 92121
                                 (619) 558-4300
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)


                             1991 STOCK OPTION PLAN
                            (Full title of the plan)
                    (Formerly known as the 1991 NON-QUALIFIED
                              STOCK OPTION PROGRAM)


                                  DUANE J. ROTH
                                    President
                          Alliance Pharmaceutical Corp.
                             3040 Science Park Road
                               San Diego, CA 92121
                                 (619) 558-4300
                   (Name, address, including zip code, and telephone
                        number, of agent for service of process)


                                    COPY TO:
                              Melvin Epstein, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                             New York, NY 10038-4982


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
Title of         Amount to      Proposed Maximum     Proposed         Amount of
Shares to           be          Aggregate Price       Maximum      Registration
  be            Registered       Per Unit (1)        Aggregate              Fee
Registered                                           Offering Price
-------------------------------------------------------------------------------
Common
Stock, $.01     1,500,000      $7.81 per share       $11,715,000    $3,455.93
par value.      shares
-------------------------------------------------------------------------------
 (1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the last reported sale price of the Common Stock on the NASDAQ National Market System on March 24, 1998.

     This Registration Statement on Form S-8 of Alliance Pharmaceutical Corp., a New York corporation (the "Company"), covers 1,500,000 shares of Common Stock, par value $.01 per share, of the Company reserved for issuance under the Company's 1991 Stock Option Plan. As permitted by General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's Registration Statement on Form S-8, dated December 24, 1996 (Registration No. 333-18787) filed under the 1933 Act.

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, EARNINGS PER SHARE (SFAS 128),which replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. The adoption of SFAS 128 did not change the previously reported loss per share computations, and accordingly, no restatement to documents incorporated by reference is required to conform with SFAS 128.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 25, 1998.

                                       ALLIANCE PHARMACEUTICAL CORP.
                                       (Registrant)


Date: March 25, 1998                   By /S/ DUANE J. ROTH
                                          ------------------
                                          Duane J. Roth
                                          President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 25, 1998.

/S/DUANE J. ROTH              President, Chief Executive
-----------------             Officer and a Director             March 25, 1998
 Duane J. Roth

/S/ THEODORE D. ROTH          Executive Vice President
--------------------          and Chief Financial Officer         March 25, 1998
  Theodore D. Roth

/S/ TIM T. HART               Controller and Chief                March 25, 1998
 -------------------          Accounting Officer
 Tim T. Hart


/S/  PEDRO CUATRECASAS, M.D.*  Director                           March 25, 1998
-----------------------------
 Pedro Cuatrecasas, M.D.


/S/  CARROLL O. JOHNSON*       Director                           March 25, 1998
---------------------------
 Carroll O. Johnson


/S/  STEPHEN M. MCGRATH*       Director                           March 25, 1998
---------------------------
 Stephen M. McGrath


----------------------------   Director
  Donald E. O'Neill


/S/   HELEN M. RANNEY, M.D.*   Director                           March 25, 1998
-----------------------------
 Helen M. Ranney, M.D.


/S/  JEAN G. RIESS, PH.D.*     Director                           March 25, 1998
-----------------------------
 Jean G. Riess, Ph.D.


/S/  THOMAS F. ZUCK, M.D.*     Director                           March 25, 1998
-----------------------------
 Thomas F. Zuck, M.D.


By: /S/ THEODORE D. ROTH
------------------------------
   Theodore D. Roth
   Attorney-in-Fact

                                  EXHIBIT INDEX


         Exhibit
         NUMBER                        DESCRIPTION

         5            Opinion of Stroock & Stroock & Lavan.

         24.1         Consent of Stroock & Stroock & Lavan (included in Exhibit
                      5 hereto).

         24.2         Consent of Ernst & Young LLP,
                      Independent Auditors.

         25           Power of Attorney.